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                                                                      EXHIBIT 21


                          INDEPENDENT BANK CORPORATION
                         Subsidiaries of the Registrant

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                                                                     State of Incorporation
                                                                     ----------------------
IBC Capital Finance
              Ionia, Michigan                                                Delaware

Independent Bank
       Ionia, Michigan                                                       Michigan

Independent Bank West Michigan
       Rockford, Michigan                                                    Michigan

Independent Bank South Michigan
       Leslie, Michigan                                                      Michigan

Independent Bank East Michigan
       Caro, Michigan                                                        Michigan

IBC Financial Services, Inc. (a subsidiary of Independent Bank)
        Ionia, Michigan                                                      Michigan

Independent Title Services, Inc. (a subsidiary of Independent Bank,
       Independent Bank West Michigan, Independent Bank
       South Michigan and Independent Bank East Michigan)
       Rockford, Michigan                                                    Michigan
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